Tuesday March 5, 8:44 am Eastern Time
Press Release
SOURCE: HipStyle.Com, Inc.
CCS International, Ltd. to Merge With HipStyle.Com
Expanding Presence of CounterSpy Shops and Security Equipment Business

NEW ROCHELLE, N.Y.--(BUSINESS WIRE)--March 5, 2002--HipStyle.Com, Inc. (OTCBB:HPSY - news) has agreed to merge with CCS International, Ltd. CCS designs, manufactures and/or distributes specialized equipment and solutions for security, privacy, home and personal protection as well as cellular intercept/monitoring and GPS tracking systems for governments and industry, through its network of worldwide distributors, its CounterSpy Shop retail stores and its four international offices.

As of February 28, 2002, HipStyle.Com, Inc. (the "Hipstyle"), CCS International, Ltd. ("CCS"), and CCS Merger Corp. ("MergerSub"), entered into an Agreement and Plan of Merger, pursuant to which MergerSub will merge with and into CCS. As a result of the Merger, (i) CCS will become a wholly owned subsidiary of Hipstyle,
(ii) Hipstyle will issue to the stockholders of CCS an aggregate of approximately 11,900,000 shares of Hipstyle's common stock, and 5,000,000 shares of Hipstyle's preferred stock, (iii) new directors nominated by CCS will become all of the directors of Hipstyle, and (iv) the officers of CCS will become the officers of Hipstyle. Following the closing of the transactions contemplated by the Merger Agreement, the present stockholders of CCS will own not less than 70% of the outstanding shares of Hipstyle's common stock, excluding shares of common stock issuable upon the conversion of the preferred shares which become convertible upon the satisfaction by Hipstyle of certain performance targets. The new board of directors will consist of Ben Yishai Jamil, Menachem Cohen, Thomas Felice and Sylvain Naar. The closing of the Merger is subject to the satisfaction of certain customary conditions and the private placement by Hipstyle raising gross proceeds of not less than $1,000,000. It is presently anticipated that the Hipstyle will change its name to Security Intelligence Technologies, Inc. and that the transaction with CCS will close during the next month.

Mr. Jamil, President, Chief Executive Officer and founder of CCS, said: "We are very excited about the prospect of expanding our business. We believe the additional capital and name recognition stemming from our entry into the public markets will assist our marketing efforts immeasurably. For now, in light of the global environment and the increasing demand for security related systems and counter-terrorism products, we will continue to focus on our core business and work towards closing our merger with HipStyle. After closing the merger, we intend to redouble our marketing efforts and to leverage both our worldwide contacts and the brand recognition from our CounterSpy Shop retail stores."

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About CCS International:

CCS International is a developer, manufacturer and marketer of leading edge solutions for the surveillance, counter-surveillance, countermeasure and personal and home security. After identifying the need for security related products, CCS designs, manufactures and markets advanced proprietary systems worldwide through its wholesale division for governments and corporations and CounterSpy Shop retail stores.

Safe Harbor Statement:

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward- looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

Contact:

     CCS International, Ltd., New Rochelle
     Sylvain Naar, 914/654 8700



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